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   As filed with the Securities and Exchange Commission on November 21, 1996
                                                   Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                             ---------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ---------------------

                             COSTILLA ENERGY, INC.
              (Exact name of issuer as specified in its charter)

                 DELAWARE                                        75-2658940
      (State or other jurisdiction of                         (I.R.S. Employer
       incorporation or organization)                        Identification No.)

      400 WEST ILLINOIS, SUITE 1000                                79701
             MIDLAND, TEXAS                                      (Zip Code)
(Address of principal executive offices)

                     OUTSIDE DIRECTORS STOCK OPTION PLAN
                           OF COSTILLA ENERGY, INC.
                           (Full Title of the Plan)

                             ---------------------

                                 BOBBY W. PAGE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              COSTILLA ENERGY, INC.
                         400 WEST ILLINOIS, SUITE 1000
                              MIDLAND, TEXAS 79701
                                 (915) 683-3092
        (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              RICHARD T. MCMILLAN
                        COTTON, BLEDSOE, TIGHE & DAWSON
                         500 WEST ILLINOIS, SUITE 300
                              MIDLAND, TEXAS 79701

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                        CALCULATION OF REGISTRATION FEE

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                                       PROPOSED      PROPOSED
                                        MAXIMUM       MAXIMUM
                           AMOUNT      OFFERING      AGGREGATE       AMOUNT OF
TITLE OF SECURITIES        TO BE       PRICE PER      OFFERING      REGISTRATION
TO BE REGISTERED        REGISTERED      UNIT (1)     PRICE (1)          FEE
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Common Stock,
 $.10 par value......     50,000       $11.8125      $590,625          $179
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(1) Estimated solely for the purpose of computing the registration fee and computed in accordance with Rule 457(h) based upon the average of the high and low prices for securities of the same class as quoted on the Nasdaq National Market on November 18, 1996.

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                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    NOTE: The document(s) containing the information concerning the Outside Directors Stock Option Plan of Costilla Energy, Inc. (the "Plan") required by
Item 1 of Form S-8 and the statement of availability of Registrant information and other information required by Item 2 of this Form will be sent or given to employees eligible to participate in the Plan as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.



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                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated herein by reference: (1) that certain prospectus of Costilla Energy, Inc. (the "Company") dated October 2, 1996, relating to the initial public offering of 4,800,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), which is the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") that contains audited financial statements for the Company's last fiscal year for which such statements have been filed; (2) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (1) above; and (3) the Registration Statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, and any amendments thereto, containing the description of the Common Stock.

    All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    The class of securities to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act by the filing of a Registration Statement on Form 8-A as described in Item 3 above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    No expert named in the Registration Statement nor counsel for the Company
(1) was employed for such purpose on a contingent basis; (2) will receive a direct or indirect interest in the Company or its subsidiaries; or (3) was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's bylaws, any agreement or otherwise. Article IX of the Company's Certificate of Incorporation and Article VI of the Company's Bylaws provide, in general, that the Company shall indemnify its directors and officers under the circumstances defined in Section 145 of the General Corporation Law of the State of Delaware and gives authority to the Company to purchase insurance with respect to such indemnification. The Company may in the future seek to obtain insurance providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

    In addition, Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to limit the liability of its directors subject to certain exceptions. In accordance with Section 102(b)(7), Article VI of the Company's Certificate of Incorporation provides, in general, that a director of the Company shall not be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit, and that the director's liability be further limited to the fullest extent permitted under Delaware law, as the same may be amended from time to time.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.



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ITEM 8.  EXHIBITS.

    Exhibit No.               Description of Exhibit
    ----------                ----------------------

       4.1*         Certificate of Incorporation of the Company.

       4.2*         Bylaws of the Company.

       4.3*         Specimen Common Stock Certificate.

       5.1          Opinion of Cotton, Bledsoe, Tighe & Dawson, a
                    Professional Corporation.

      10.1*         Outside Directors Stock Option Plan of Costilla Energy, Inc.

      23.1          Consent of KPMG Peat Marwick LLP

      23.2          Consent of Williamson Petroleum Consultants, Inc.

      23.3          Consent of Elms, Faris & Co., P.C.

      23.4 Consent of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation (such consent is included in the Opinion filed as Exhibit 5.1 to this Registration Statement.)

      24.1          Power of Attorney.

      24.2 Certified copy of resolution of Board of Directors of Costilla Energy, Inc. authorizing signature pursuant to Power of Attorney.

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*These exhibits are incorporated herein by reference to the exhibits to the
Company's Registration Statements on Form S-1, Registration No. 333-08913 and Registration No. 333-08909, filed with the Commission.


ITEM 9.  UNDERTAKINGS.

    The Company hereby undertakes:

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         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to
    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities

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offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on November 20, 1996.

                                       COSTILLA ENERGY, INC.
                                       (Registrant)


                                       By:  /s/ Bobby W. Page
                                          ------------------------------------
                                          Bobby W. Page,
                                          Senior Vice President, Treasurer and
                                          Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                             TITLE                      DATE
---------                             -----                      ----


/s/ CADELL S. LIEDTKE*      Chairman of the Board,         November 20, 1996
-----------------------     Chief Executive Officer and
Cadell S. Liedtke           Director


/s/ MICHAEL J. GRELLA*      President, Chief Operating     November 20, 1996
-----------------------     Officer and Director
Michael J. Grella


/s/ HENRY G. MUSSELMAN*     Executive Vice President       November 20, 1996
-----------------------     and Director
Henry G. Musselman


/s/ BOBBY W. PAGE           Senior Vice President,         November 20, 1996
-----------------------     Treasurer, and Chief
Bobby W. Page               Financial Officer

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/s/ W. D. KENNEDY*          Director                       November 20, 1996
-----------------------
W. D. Kennedy


/s/ JERRY J. LANGDON*       Director                       November 20, 1996
-----------------------
Jerry J. Langdon



*By: /s/ BOBBY W. PAGE
-----------------------
     Bobby W. Page,
     Attorney-in-Fact

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                               INDEX TO EXHIBITS


   Exhibit No.               Description of Exhibit
   ----------                ----------------------

      4.1*         Certificate of Incorporation of the Company.

      4.2*         Bylaws of the Company.

      4.3*         Specimen Common Stock Certificate.

      5.1 Opinion of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation.

     10.1*         Outside Directors Stock Option Plan of Costilla Energy, Inc.

     23.1          Consent of KPMG Peat Marwick LLP

     23.2          Consent of Williamson Petroleum Consultants, Inc.

     23.3          Consent of Elms, Faris & Co., P.C.

     23.4 Consent of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation (such consent is included in the Opinion filed as Exhibit 5.1 to this Registration Statement.)

     24.1          Power of Attorney.

     24.2 Certified copy of resolution of Board of Directors of Costilla Energy, Inc. authorizing signature pursuant to Power of Attorney.

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*These exhibits are incorporated herein by reference to the exhibits to the
Company's Registration Statements on Form S-1, Registration No. 333-08913 and Registration No. 333-08909, filed with the Commission.